Exhibit 99.1

OptimizeRx Reports Third Quarter 2017 Results; Net Revenue Up 74% to Record $3.1 Million

Rochester, MI, (November 2, 2017) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), reported results for the third quarter ended September 30, 2017. All quarterly comparisons are to the same year-ago quarter.

Q3 2017 Highlights

•	Net revenue increased 74% to a record $3.1 million, driven by growth in financial and brand messaging by new and returning clients.
•	Financial messages, such as eCoupons, and brand messaging were distributed for more than 100 pharmaceutical brands during the quarter.
•	Operating expense as a percentage of revenue improved to 65.4% versus 73.5% in the year-ago quarter.
•	Appointed prominent health IT veteran, Miriam Paramore, as president to drive scale as OptimizeRx offers medication savings at point-of-care.
•	Launched automated financial messaging within iSalus Healthcare’s EHR, alerting health care providers (HCPs) to potential prescription savings and support information for their patients.
•	Added several business development and operations team members to accelerate revenue growth, brand expansion and new product sales.

Q3 2017 Financial Summary
Net revenue in the third quarter of 2017 increased 74% to $3.1 million from $1.8 million in the same year-ago quarter. The increase was primarily due to revenue from OptimizeRx’s two core products of financial and brand messaging coupled with broader distribution with the company’s new channel partners. Additionally, the launch of new pharmaceutical brands, which now totals more than 100 between financial and brand messaging, also contributed to the increase.

Operating expenses in the third quarter of 2017 were $2.0 million, up from $1.3 million in the third quarter of 2016. The increase was primarily due to additional expenses related to growth initiatives, including in the company’s executive and sales team.

Net loss for the third quarter of 2017 was $623,000 or $(0.02) per share, as compared to a net loss of $243,000 or $(0.01) per share in the third quarter of 2016.

Cash and cash equivalents totaled $5.0 million at September 30, 2017, as compared to $5.8 million at June 30, 2017. The company continued to operate debt-free.

Management Commentary

“In Q3, our record topline was driven by the growth of our financial and brand messaging products, as well as the expansion of our EHR network through which those products are distributed to HCPs,” said OptimizeRx CEO, William Febbo. “We added iSalus Healthcare, an industry-leading EHR, to our EHR network, which is still the largest of its kind with more than 370 EHRs nationwide.

“During the quarter, we also continued to see the expansion of clients, brands, and agencies advising the industry about our cloud-based EHR channel. To support further growth and drive scale, we appointed Miriam Paramore, an accomplished health IT industry veteran, as our new president. We also added several business development and operations team members.

“These investments in our executive and sales teams have already begun to produce returns in terms of accelerated revenue growth, broader client base, and greater scale potential. In fact, our operating expenses as a percentage of revenue decreased markedly during the quarter. We see this decrease as demonstrative of the substantial leverage in our operating model, in that it supports greater market reach and revenue growth without the need to incrementally increase operating cost in a matching fashion. So, as we grow, we expect operating expense as a percentage of revenue to continue to decrease.

“Our success in acquiring, integrating and expanding into new promotional EHR/eRx platforms has also continued to strengthen. As a result, we have more master service agreements now than ever before. We recently added Aprima Medical Software, and we are actively engaged in discussions with several additional EHRs to integrate our technology into their platforms. We are also working extensively with our existing platforms to expand the reach of our financial messaging to additional health care providers, as well as increasing the utilization by existing users.

“We believe EHR adoption is here to stay, e-prescription has become well adopted, and point-of-care access is proving highly valuable to pharma. All of this is conducive to the growth of our unique marketing channel between pharma companies and HCPs. We also believe we have only just begun to scratch the surface of our market potential. So, with the growth of pharma brands, channel partners and HCPs on our EHR network, we expect the distribution of our financial messaging will continue to increase, and our brand messaging will continue to support top-line growth.

“For the remainder of the year and beyond, we will remain focused on engaging more brands, and developing more solutions and more reach. Given the greater visibility into our expanding client base, we believe we are well on track for another record quarter ahead.”

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Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Thursday, November 2, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-406-5345

International dial-in number: 1-719-457-2644

Conference ID: 4446715

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 23, 2017, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4446715

About OptimizeRx
OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs). The company’s cloud-based solution supports patient adherence to medications by providing convenient access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of more than 370 independent EHR platforms, providing more than half a million healthcare providers access to these benefits within their e-prescribing workflow and at the point of care. The largest of its kind, the OptimizeRx EHR network helps improve patient care and outcomes by providing a direct channel for pharma companies to communicate with healthcare providers. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5,013,128	$7,034,647
Accounts receivable	2,704,752	3,060,396
Prepaid expenses	246,806	80,820
Total Current Assets	7,964,686	10,175,863
Property and equipment, net	180,459	173,649
Other Assets
Patent rights, net	721,476	772,394
Web development and other intangible costs, net	942,972	351,804
Security deposit	5,049	5,049
Total Other Assets	1,669,497	1,129,247
TOTAL ASSETS	$9,814,642	$11,478,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$720,758	$369,214
Accrued expenses	434,559	288,268
Revenue share payable	1,877,991	2,622,517
Deferred revenue	729,092	386,581
Total Liabilities	3,762,400	3,666,580
Stockholders’ Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 500,000,000 shares authorized, 29,275,117 and 29,718,867 shares issued and outstanding, respectively	29,275	29,719
Stock warrants	2,294,416	2,294,416
Additional paid-in-capital	33,854,614	33,747,137
Accumulated deficit	(30,126,063)	(28,259,093)
Total Stockholders’ Equity	6,052,242	7,812,179
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,814,642	$11,478,759

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OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

NET REVENUE	$3,102,607	$1,786,137	$8,120,502	$5,458,944

REVENUE SHARE EXPENSE	1,703,676	723,396	4,690,943	2,539,021

GROSS MARGIN	1,398,931	1,062,741	3,429,559	2,919,923

OPERATING EXPENSES	2,028,589	1,311,959	5,320,220	4,133,505

LOSS FROM OPERATIONS	(629,658)	(249,218)	(1,890,661)	(1,213,582)

OTHER INCOME (EXPENSE)
Interest income	6,872	6,634	23,691	27,292
Interest expense	-	-	-	(163)

TOTAL OTHER INCOME (EXPENSE)	6,872	6,634	23,691	27,129

LOSS BEFORE PROVISION FOR INCOME TAXES	(622,786)	(242,584)	(1,866,970)	(1,186,453)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(622,786)	$(242,584)	$(1,866,970)	$(1,186,453)

WEIGHTED AVERGE NUMBER OF SHARES OUTSTANDING
BASIC AND DILUTED	29,256,367	29,433,846	29,517,975	29,374,319

NET LOSS PER SHARE
BASIC AND DILUTED	$(0.02)	$(0.01)	$(0.06)	$(0.04)

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OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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